Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Amendment NO. 7 to Registration Statement of Autozi Internet Technology (Global) Ltd. on Form F-1 (FILE NO. 333-273166) of our report dated March 21, 2024 except for Note 17 and Note 23 as to which the date is April 25, 2024, which includes the explanatory paragraphs as to the restatements of previously issued financial statements for the year ended September 30, 2022 and the Company’s ability to continue as a going concern, with respect to our audits of the combined and consolidated financial statements of Autozi Internet Technology (Global) Ltd. as of September 30, 2022 and 2023 and for the years ended September 30, 2022 and 2023, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum Asia CPAs LLP

Beijing, China

June 20, 2024

BEIJING OFFICE • Units 06-09 • 46th Floor • China World Tower B • No. 1 Jian Guo Men Wai Avenue • Chaoyang District • Beijing • 100004

Phone 8610.8518.7992 • Fax 8610.8518.7993 • www.marcumasia.com